PROMISSORY NOTE
STATE OF CALIFORNIA            )
COUNTY OF LOS ANGELES     )  SS.:

$3,000,000.00

FOR VALUE RECEIVED, Vital Health Technologies, Inc./Caribbean American Health Resorts, Inc., a Minnesota Corporation, ("Maker''), hereby covenants and promises to pay to Edward Rubin ("Payee"), or order, THREE MILLION DOLLARS plus interest, lawful money of the United States of America,

Payment Terms:
PRINCIPAL CALLABLE WITHIN ONE HUNDRED AND TWENTY DAYS FROM THE DATE OF EXECUTION OF THIS NOTE, UNLESS EXTENDED, BUT IN NO EVENT TO EXCEED ONE YEAR FROM THE DATE OF EXECUTION OF THIS NOTE;
PRINCIPAL AND INTEREST IS PAYABLE FROM THE PROCEEDS OF THE SALE OF SECURITIES ISSUED BY THE MAKER,
SIMPLE INTEREST OF FOUR PERCENT (4%) OF THE OUTSTANDING PRINCIPLE.

Maker covenants and agrees with Payee following:

1.  Maker will pay the indebtedness evidenced by this Note as provided herein.

2. This Note is secured by a Security Agreement of even date herewith (the "Security Agreement"). All of the terms, covenants and conditions, contained in the Security Agreement are expressly incorporated by reference herein and hereby made a part hereof. In the event of any conflict between the provisions of this Note and the provisions of the Security Agreement, the terms of the Security Agreement shall be paramount and shall govern.

3. The obligations of Maker under this Note are subject to the limitation that payments of interest shall not be required to the extent that the charging of or the receipt of any such payment by Payee would be contrary to the provisions of law applicable to Payee limiting the maximum rate of interest which may be charged or collected by Payee.

4. The holder of this Note may declare the entire unpaid amount of principal and interest under this Note to be immediately due and payable if Maker defaults in the due and punctual payment of any installment of principal or interest hereunder.

5. Payee agrees that Payee will look solely to the property more particularly described in the Security Agreement, and any other collateral given for security of the indebtedness evidenced by this Note or secured by the Security Agreement, for the payment and performance of the provisions hereof and of the Security Agreement, and that Payee will not seek or take any personal or deficiency judgment against Maker or any partner, shareholder, officer or principle of Marker, disclosed or undisclosed, with respect to such indebtedness of performance; provided, however, that nothing herein shall be deemed to affect otherwise the rights of the holder of this Note to proceed against the property described in the Security Agreement or other collateral as in the Security Agreement or elsewhere provided.

 6. Maker shall have the right to prepay the indebtedness evidenced by this Note in whole or in part, without penalty.

 7. Maker, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, notice of protest, notice of nonpayment, and notice of dishonor of this Note. Maker and all guarantors endorsers and sureties consent that the holder of the Note at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

 8. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently given or made if given by personal services or by certified or registered mail, return receipt requested, addressed, if to Maker, at Maker’s address, or if to Payee, at Payee’s address. Either party may change its address by like notice to the other party.

 9. This Note may not be changed or terminated orally, but only an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of California.

IN WITNESS WHEREOF Maker has executed this Note on the 28th day of November 2007.

Maker:
CARIBBEAN AMERICAN HEALTH RESORTS, INC.
Hal Martin, President

By: /s/ Hal Martin

NOTARY PUBLIC

/s/ Edward Sierra.

VOTING TRUST AGREEMENT

 By agreement made this 28th day of November, 2007, by and between Hal Martin and Edward Rubin in regard to all current and future voting of the authorized, issued and outstanding shares of common stock of Vital Health Technologies, Inc./Caribbean American Health Resorts, Inc., a Minnesota Corporation (hereinafter called the "corporation"), and all other stockholders of the said corporation who shall join in and become parties to this agreement as hereinafter provided, all of which stockholders are hereinafter called Subscribers, and, Edward Rubin who is the Trustee (hereinafter called the "Trustee"):

 Whereas, the Subscribers are respectively owners of shares of common stock in the Corporation and the number of shares owned by each is set out opposite their signatures hereto;

 And whereas, with a view to the safe and competent management of the Corporation, in the interest of all the stockholders thereof, the Subscribers are desirous of creating a trust in the following manner;

Now, it is hereby agreed and declared as follows:

1. The Subscribers shall endorse, assign, and immediately deliver to the Trustee, the certificates representing the following and shall do all things necessary for the transfer of said respective shares to the Trustee on the books of the Corporation:

(a) Hal Martin shall immediately deliver sufficient number of shares of stock owned by him to the Trust so as to ensure that the Trustee at all times has sufficient number of shares of stock to be able at all times to vote 51% of all shares of stock authorized to vote. If said transfer of stock should increase the total shares available for vote by the Trustee to over 51% of the shares available for vote, Trustee shall re-convey the excess shares of stock to Hal Martin.

(b) Edward Rubin shall immediately deliver sufficient number of shares of stock owned by him to the Trust so as to ensure that the Trustee at all times has sufficient number of shares of stock to be able at all times to vote 51% of all shares of stock authorized to vote.

2. Every other stockholder in the corporation may become a party to this agreement by signing it and assigning and delivering their certificates of their shares to the Trustee.

3. The Trustee shall hold the shares of stock transferred to him, under the terms .and conditions hereinafter set forth.

4. The Trustee shall surrender to the proper officer of the Corporation the certificates of the Subscribers, and shall immediately receive from said officer new certificates issued to him as Trustee under this agreement.

5. The Trustee shall issue to each of the Subscribers a trust certificate for the number of shares transferred by the Subscriber to the Trustee. Each trust certificate shall state that it is issued under this agreement, and shall set forth each Subscriber's proportional interest in the trust. The Trustee shall keep a list of the shares of stock transferred to him, and shall keep a record of all trust certificates issued or transferred on his books, which records shall contain the names and addresses of the trust certificate holders and the number of shares represented by each trust certificate. Such list and record shall be open to all reasonable times to the inspection of the trust certificate holders..

6. It shall be the duty of the Trustee, and he shall have the absolute power to represent the Subscribers and the stock transferred to the Trustee as aforesaid. and vote upon such stock, as in the sole discretion and judgment of the Trustee may be for the best interest of the Corporation, in the election of directors and upon any and all matters and questions which may be brought before him, as fully as any stockholder might do.

7. The Trustee shall collect and receive all dividends that may accrue upon the shares of stock subject to this trust, and shall pay the same to the trust certificate holders in proportion to the number of shares respectively represented by their trust certificates.

8. The Trustee shall be entitled to be fully indemnify out of the dividends coming into his hands for all costs, changes, expenses, and other liabilities properly incurred by him in the exercise of any power conferred upon him by this agreement; and the Subscribers hereby covenant with the Trustee that in the event that the monies and securities in their hands are not sufficient for that purpose, the Subscribers and each of them will, in proportion to the amounts of their respective shares and interests, indemnity the Trustee of and from all loss or damage which he may sustain or be put to, by reason of anything he may do in the execution of this trust.

9. In the event that the holder of any trust certificate shall desire to sell or pledge his beneficial interest in the shares of stock represented thereby, he shall first give to the Trustee notice in writing of such desire, and the Trustee shall have the right to purchase the trust certificates at the fair market value of the stock represented by such certificates at the time of such purchase. If the Trustee shall exercise such option to purchase, he shall hold the beneficial interest thereof for the benefit of all the remaining trust certificate holders who shall, upon thirty days notice given by the Trustee before exercising such option, contribute their respective proportionate share of the purchase money to be paid by the Trustee. In the event that the Trustee shall not exercise such option to purchase the subscriber's interest, and only in that event, the holder of such trust certificate shall have the right to sell the same subject to the following restrictions:

No holder of any trust certificate shall sell, transfer or pledge his beneficial interest in the shares of stock represented thereby, if such would dilute the total shares controlled and available to vote by the Trustee to less than FIFTY ONE percent of all authorized, issued and outstanding voting shares of stock of the Corporation.

10. In the event of any trustee dying, resigning, refusing, or becoming unable to act, the surviving or other Trustee, if any, shall appoint a trustee or trustees to fill the vacancy or vacancies, and any person so appointed shall thereupon be vested with all the duties, powers, and authority of a trustee as if originally named herein.

11. This trust shall continue for 15 years from the date hereof, or extended pursuant to 302A.453, Minnesota Statutes 2006 regarding Voting Trusts, and shall then terminate, provided, however, that the beneficial owners of 51% of the shares of stock subject to this agreement may at any time terminate this trust by resolution adopted at a meeting of the trust certificate holders called by any one of them, upon notice of sixty days stating the purpose of such meeting, in writing, mailed to the trust certificate holders certified mail return receipt, at their respective addresses as they appear in the records of the Trustee. Upon the termination of the trust, the Trustee shall, upon the surrender of the trust certificates by the respective holders thereof, assign and transfer to them the number of shares of stock thereby represented. This agreement is intended to constitute enforceable voting trust within the scope of the General Corporation Law of the State of Minnesota.

IN WITNESS WHEREOF, the individual parties hereto set their hands and seals, and the corporation has caused this agreement to be signed by its duly authorized officers.

ATTEST:

Vital Health Technologies, Inc. /Caribbean American Health Resorts, Inc

Secretary : /s/ Hal Martin

President: /s/ Hal Martin

Edward Rubin, Trustee: /s/ Edward Rubin

Hal Martin, Shareholder : /s/ Hal Martin

Owner of  ______ shares of common stock of  Vital Health Technologies, Inc./Caribbean American Health Resorts Inc

Edward Rubin, Shareholder: /s/ Edward Rubin

Owner of: 5,000,000 shares of common stock of Vital Health Technologies, Inc. /Caribbean American Health Resorts, Inc.

/s/ Edward Sierra	[SEAL]	EDWARD SIERRA
Notary		COMM #1487219
Notary Public California
Los Angeles County
My Comm. Expires May 29, 2008